Exhibit 99.1

Forward - Looking Statements 2 Except for historical information, all of the statements, expectations, and assumptions contained in this presentation are forward - looking statements. Forward - looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to product deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward - looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a typical vehicle consists of thousands of unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward - looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward - looking statements.

Company Overview

Company Overview • Arcimoto, Inc. (“Arcimoto” or the “Company”) is an electric vehicle company that produces innovative, ultra - high efficiency vehicles aimed at transforming daily mobility across multiple verticals • Arcimoto has developed a light - footprint, three - wheeled electric vehicle platform that features a low center of gravity for stability on the road and dual - motor front - wheel drive for enhanced traction - As a result of ongoing technological innovation and refinement, the Company has secured 13 utility patents on various constituent electric vehicle technologies and ultra - efficient vehicle platform architectures as of February 2022 (earliest expiry in 2031) • Arcimoto’s unique configurable platform architecture has allowed the Company to introduce seven distinct vehicle products specialized for different market use cases that all share the same economy of scale and production system An innovative manufacturer of ultra - efficient electric vehicles poised for significant near - term growth 4

Executive Summary • Established in 2007 and founder - led , Arcimoto is one of the earliest modern independent electric vehicle companies in the world, with a visionary leadership team that has a proven track record of execution and capital stewardship • View the Arcimoto's presentation at its RAMP factory unveiling event in February 2022 An innovative manufacturer of ultra - efficient electric vehicles poised for significant near - term growth 5

Key Industry Differentiators 6 Distinct Mission Driving Towards Ultra - Efficiency Through Micromobility Proven Design and Technology With 15 Years of Development Highly - Adaptable Platform With Numerous Commercial and Consumer Use Cases Expansive Market Opportunity Across Diversified End Markets Strong Demand Profile Through Large Near - Term Orders Seasoned, Visionary Leadership and Developed Organization

We build rides that drive change Arcimoto’s mission is to catalyze the shift away from oversized and overpriced polluting vehicles to a sustainable transportation system of right - sized, ultra - efficient EVs that we can all afford

The Fun Utility Vehicle®

Arcimoto's flagship product is a versatile, zero-emissions vehicle with applications in multiple consumer and commercial verticals

The Fun Utility Vehicle® ("FUV") is a multi-purpose, ultra-high efficiency vehicle designed for a range of activities, from recreational use and daily driving to rental and vehicle-sharing operations

Technical Specs	
Top Speed	75 mph
Power	77 bhp
Range	102 miles city 66 miles @ 55 mph 32 miles @ 70 mph
Battery System	Lithium-Ion
Integrated Charger	120V (Level 1) & 240V (Level 2) Auto-Switching
Seat Belts	Dual Shoulder / Lap Belts
Brakes	Hydraulic with Regenerative Assist
Dimensions	113" x 61" x 65" LWH 80" wheelbase
Weight	1,300 lbs shipping weight 1,800 lbs GVWR
Features	Heated seats & hand grips, optional hard plastic doors, optional locking rear tailbox, Bluetooth speakers



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Proven Tech Through 15 Years of Development Since Arcimoto’s founding in 2007, the Company has invested intellectual and capital resources into development of the FUV, resulting in the current production model built on a compelling vehicle architecture • Efficiently produced at scale • Adaptable platform with various consumer & commercial use cases • Flexibility for broad optional features to meet diverse consumer demands without burdening the manufacturing process • View Arcimoto’s evolution story The FUV is the product of 15 years of development in conjunction with best - in - class partners and informed by real - time consumer feedback 9 Design/Development Partnerships Electric Goddess Evolution of the FUV Since 2007 Generation 1 2007 Prototype Generation 2 Generation 3 Generation 4 Generation 5 Generation 6 Generation 7 Generation 8 2022 Production Model

Key Technological Developments Battery • Arcimoto has developed a vehicle battery pack that strives to tackle issues related to cost and range performance while maintaining best - in - class thermal safety • The new design, which improves upon safety, range/energy density, thermal management, cost, and recyclability Charging • Contrary to typical EV onboard chargers, Arcimoto is currently developing an onboard, integrated battery charger (IBC) that utilizes a portion of the existing drivetrain power electronics and magnetics as part of the charging power conversion • Since typically onboard chargers serve no purpose while vehicles are in motion, dual - purposing the drivetrain components through the IBC can result in a significant reduction in space, weight, material use, and cost • Further, IBCs can also offer higher power capability, translating to shorter charging times and higher customer satisfaction Arcimoto is currently advancing several technological and mechanical improvements in order to reduce costs and increase the sustainability of manufacturing electric vehicles 10 Motor • Given the high costs and global supply chain risks attributable to permanent magnets made of rare - earth materials, Arcimoto is d eveloping a high - temperature and continuous - torque density motor that relies on abundant resources, eliminating the need for rare - earth materials • This new design improves functionality under all use conditions, improves system efficiency, reduces overall vehicle weight, red uces cost, and improves supply chain resilience Battery Recycling • Proper disposal of lithium - ion batteries (LIBs) is a mounting environmental and logistical concern in the EV industry • Arcimoto, with its partner Redivivus, have reimagined the LIB recycling process to improve safety and energy efficiency while re ducing recycling costs • By pacifying and disassembling energized LIBs onsite (“Redi - Shred”), high costs and dangers associated with transport of materia ls to a hydrometallurgical recycling facility may be avoided • In addition, Arcimoto and Redivivus have completed proof - of - concept tests for the “Redi - Cycle” metals separation process, which improves recovery of nickel and cobalt and reduces chemical and equipment costs Motor Charging Port Battery

FUV Product Line Arcimoto’s fully electric platform offers a wide array of products across multiple verticals 11 Daily Driving Rideshare, Rentals Last - Mile Delivery Food, Parcels, Meals Emergency Services Security Niche Applications Film/Sporting Events General Fleet Utility Light Off - Road Pure Fun Machine Existing Market

Deliverator • The Deliverator is a fully electric, last - mile delivery solution for a wide array of products at a more affordable price point - Compared to similar vehicles pitched as alternatives to traditional cars, the Deliverator produces zero emissions and requires little maintenance - Deliverators also require no pedaling and can reach further distances and carry heavier cargo, unlike bicycles and other two - wheeled vehicles • The vehicle’s small size provides easy maneuvering and parking in urban areas, and full - enclosure capabilities improve versatility in all weather conditions • When partnered with commercial operators or restaurants, Deliveratorswill likely generate additional revenue through vehicle customization and branding • Arcimoto is currently developing models with hot box and cold • The global last - mile delivery transportation market is estimated to grow to approximately $420 billion by 2030, growing at a 10% CAGR from 2022 to 2030 (1) • With tens of billions of parcels delivered worldwide annually, the Deliverator has potential to tap a broad and versatile market • Learn more about the Deliverator Arcimoto’s Deliverators are well positioned to capture market share in the rapidly growing last - mile delivery market 12 Last - Mile Delivery Market Size (2022 - 2030) (1) Notes: (1) Per Precedence Research Last - Mile Delivery Market research report (2022 - 2030) $197.9 $217.6 $239.4 $263.3 $289.6 $318.6 $350.5 $385.6 $424.3 2022 2023 2024 2025 2026 2027 2028 2029 2030

Rapid Responder • The Rapid Responder is designed for specialized emergency, security, and law enforcement services at lower costs, minimal maintenance, and reduced environmental impact compared to traditional emergency response vehicles • Its smaller size and greater maneuverability translates to quicker response times at a more affordable price - Modern ambulances and fire trucks face significant challenges in navigating urban and off - road environments - The Rapid Responder, to be used as a first - response vehicle in addition to traditional ambulances and fire engines, prevents common portability and parking issues • There are more than 50,000 fire stations across the United States that use traditional fire engines and large automobiles to respond to calls (1) • In addition to fire stations, Arcimoto is also targeting campus security and law enforcement applications • Rapid Responders are currently deployed in several pilot programs with various first - responder stations in California, Oregon, and Las Vegas - Firefighters in pilot programs have typically utilized three - person teams pairing a Rapid Responder with a cargo - carrying Flatbed or Deliverator • Arcimoto is testing one - seat Rapid Responders equipped with fire - suppressing fluids for first - response firefighting • Learn more about the Rapid Responder Specialized emergency services at lower costs, faster response times, and reduced emissions 13 Notes: (1) Per latest National Fire Registry reporting

Flatbed, Roadster, Cameo 14 • The Flatbed is a fully electric pickup truck with front - wheel drive, instant torque, and an expandable, modular truckbed by SherpTek • Aimed at the highly lucrative industrial market, the Flatbed has many potential use cases for both consumer and commercial markets • Current pilot programs include wineries and small - scale industrial projects • The global all - terrain vehicle (ATV) and utility - terrain vehicle (UTV) market was valued at approximately $7.5 billion in 2020(1) • Learn more about the Flatbed Flatbed: General Fleet Utility & Light Off - Road Cameo: On - Road Filming Roadster: Greener Recreational Vehicle Notes: (1) Per Global Market Insights (2) Per Grandview Research (3) Per IBISWorld Research • The Roadster is a three - wheeled, fully electric variation of traditional recreational vehicles that require gas combustion engines • It offers a lower center of gravity and lower overall weight than the FUV and similar gas - powered vehicles • The Roadster has a wide array of applications, including recreation, sports, agriculture, and military • The global three - wheeled motorcycle market size was valued at approximately $1.9 billion in 2020 (2) • Learn more about the Roadster • The Cameo is a modified FUV equipped with a rear - facing rear seat and a modified roof built for on - road filming • Aimed at the film industry and the growing Do - It - Yourself film market (i.e. amateur photographers and influencers), the Cameo is currently available as a custom - modified FUV • As part of its testing process, Arcimoto has used the Cameo to shoot all of its on - road marketing footage since introducing the vehicle in September 2020 • The U.S. movie and video production industry is estimated to be approximately $18.2 billion as of 2022, with small - scale and amateur video production to increase substantially in the coming years (3) • Learn more about the Cameo

Broad Portfolio of Consumer & Commercial Vehicles Built on a Single Platform • The FUV is architected with a highly - adaptable platform that can be used to produce specialized vehicles on a single manufacturing line, allowing Arcimoto to access an expansive set of end markets • Arcimoto’s current product portfolio includes vehicles tailored for a broad range of end uses, including commercial/ industrial markets (delivery, emergency response, general utility), consumer markets (daily driving, recreational vehicles), and niche applications (filming, sporting events) • Leveraging a single platform, Arcimoto can maintain supply chain and operational simplicity – approximately 85% of the FUV manufacturing process and materials are uniform across vehicles Arcimoto produces a wide range of purpose - specific vehicles on the FUV platform, allowing Arcimoto to efficiently pursue a “many shots on goal” strategy 15 PLATFORM I.X Daily Driving Rideshare, Rentals Niche Applications Film/Sporting Events General Fleet Utility Light Off - Road Emergency Response Last - Mile Delivery Food, Parcels Pure Fun Machine

Expansive Market Opportunity Across Diversified End Markets • Arcimoto’s existing products are well - positioned to tap expansive market opportunities in multiple verticals • Arcimoto’s unique platform is able to draw customers from both two - wheeled and three - wheeled markets 16 Product Family Arcimoto Product North America Europe & Asia Total Light Commercial Vehicles $175.0 $325.0 $500.0 Compact Cars $21.2 $110.1 $131.3 Two - Wheeled Motorcycles $7.1 $18.8 $25.9 Three - Wheeled Motorcycles $1.4 $0.5 $1.9 ATVs / UTs $5.7 $1.8 $7.5 E - Bikes $0.8 $17.7 $18.5 Total Market Size $211.2 $473.9 $685.1 Arcimoto’s product line has broad applications in diverse, growing end - markets across multiple regions Sources: Management estimates, Statista Notes: (1) Represents 2020 revenue reported for each category Global Market Size By Product (1) ($ in USD billions)

Ramp - up of Manufacturing Capacity Underway • In 2020, Arcimoto launched “Project RAMP” and opened the facility in 1Q22 and is now producing vehicles daily. “Project RAMP” ta rgets an output of 50,000 vehicles per year by year - end 2025 - To scale to mass production and achieve a 20% gross margin, management has sought to improve manufacturing processes, simplif y mechanical systems, and cultivate resource and industry partnerships - All seven products, despite having separate use cases, largely share the same production line parts and economies of scale • Platform I.X , an upcoming product platform to accompany Project RAMP, will not just improve ride experience but also help scale manufacturing capabilities and drive down costs • Despite transitional difficulties, production doubled in 2020 and more than tripled in 2021, and management expects productio n t o triple once again in 2022 as RAMP construction continues to progress • Construction of the second facility sets the stage for a replicable template for further expansion • View Arcimoto’s running tour of RAMP facility Project RAMP, expected to be completed by year - end 2023, would significantly scale production capabilities 17 Render of future RAMP campus Production is now up - and - running in Building A of the RAMP Plastics Machine Shop Assembly, Subassembly, & Quality

Platform II: Mean Lean Machine • The first product in development on Platform II is a three - wheeled e - bike class named the Mean Lean Machine Œ (“MLM”), developed using the TMW patented Technology - While the MLM is still pre - market, Arcimoto has received over 900 pre - orders as of mid - May 2022 - Manufacturing 12.5 MLMs would require the same materials and costs as manufacturing just one FUV • At the Ramp It Up event in February 2022, Arcimoto launched its Platform II focused on micromobility and the burgeoning electric bike market, which is expected to reach over $40 billion by 2030 (1) • Learn more about the MLM Micromobility: a radical shift in vehicle size and material manufacturing 18 Notes: (1) Per Precedence Research e - bike market research report (2022 - 2030) • Expected market entry: Q4 2022 • Over 200 - mile range with auxiliary batteries • Carries one or two people • Three - wheel direct drive, world - class tilting technology • Pedal generator for speed control and stationary recharge • No risk of breaking a chain or belt, as in other e - bikes • Storage options for delivery/carrying capacity Concept Vehicle Specifications Illustrative Use Case

Visionary Leadership & Developed Organization • Arcimoto is led by a seasoned and visionary management team with deep experience in the automotive, energy, engineering, and technology industries. The Company has been founder - led since inception, establishing strong continuity in leadership and excellent capital stewardship • Arcimoto has grown to 275 employees across all divisions, and recent key hires in strategy, manufacturing, and operations have positioned the Company well for rapid scale • The Company has initiated discussions with several companies with interest in the EV space in India, Korea, Africa, and the EU. The discussions are centered around the establishment of manufacturing and marketing partnerships in the respective geographies as part of the Company's global growth strategies Executive Management Team Mark Frohnmayer President, CEO, Chairman Terry Becker Chief Operating Officer, Director Jesse A. Fittipaldi Chief Strategy Officer Dilip Sundaram Chief International Business Officer Kevin O’Rourke, Jr. VP of Commercial Strategy & Operations Erik Fritz Chief Marketing Officer Bob Mighell Chief Tilting Officer Dwayne Lum Chief Product Officer Douglas M. Campoli Chief Financial Officer, Treasurer John Dorbin General Counsel & Corp. Secretary Melissa Cannell Chief Human Resources Officer Lynn Yeager Chief Experience Officer Jess Jessop Fellow Elite team with extensive expertise in the automotive, energy, engineering, and technology industries Deep Bench of Talent Throughout Organization With Unique and Diversified Backgrounds 19

Long - Term Vision • Project RAMP provides a strong blueprint for continued long - term production growth through the opening of additional 50k - capacity factories in strategic markets • The model established by Project RAMP will allow Arcimoto to expand production in targeted US markets, while unlocking international opportunities through local production in a capital - efficient manner Catalyzing the global shift to ultra - efficient vehicles through affordable and accessible vehicles in the transportation landscape of today and the future 20 Replicable Mass Production Model Autonomous Future • The adaptability and functionality of Arcimoto’s Platform I.X positions the platform as a true “hardware API” that is uniquely positioned for the long - term shift to driverless vehicles through robo - valet and driverless delivery • Faction, a Silicon - Valley autonomous transportation company, has developed a proof - of - concept driverless FUV on the Arcimoto platform Low - Cost Follow - On Financing Through ATVM Program • Arcimoto is currently in the application process for the Federal Department of Energy’s Advanced Technology Vehicle Manufacturing (“ATVM”) loan program, which provides long - term (10+ year), low - interest rate financing • If successful, the ATVM program will unlock additional capital in 2023 to accelerate growth

Operations & Business Plan Overview

Arcimoto’s Mission • Arcimoto seeks to be a major catalyst in right - sizing today’s automotive sector into a fully electric environment via its Platform I and Platform II visions • Since inception, management has developed its family of products and built the Arcimoto brand around its core values of ultra - high efficiency, sustainability, and micromobility • As of mid - May 2022, Arcimoto’s fleets have driven 795,804 miles and saved 31,832 gallons of gas Catalyze the Global Shift to a Sustainable Transportation System 22 Electric Car Vision Arcimoto Platform I Vision Arcimoto Platform II Vision Platform Weight Target 4,000 lbs 1,000 lbs 150 lbs Battery Capacity 50 kWh 20 kWh 3 kWh Footprint 100 ft 2 35 ft 2 8 ft 2 Affordability Target at Mass Production $35,000 (avg. cost of new car) $15,000 (avg. cost of motorcycle/golf cart) $2,000 Peak Efficiency Target 250 Wh/mi <150 Wh/mi <35 Wh/mi Platform I: The Everyday Electric ® Arcimoto’s pure electric platform, targeting multiple verticals at 10x the efficiency and a third the total cost of ownership of modern cars Platform II: Micro Future Drive Ultra - lightweight vehicle platform offering a next - generation take on the scooter and e - bike markets at an affordable price and increased sustainability

Tilting Motor Works • In February 2021, Arcimoto acquired Tilting Motor Works (“TMW”), including its patented tilting technology and TRiO motorcycle upgrade kit, which transforms a traditional two - wheeled motorcycle into a leaning three - wheeled vehicle • The TRiO technology allows the rider to lean naturally, maintaining performance and the thrill of the ride while increasing safety, stability and confidence. This innovative leaning technology is at the heart of the new Arcimoto Mean Lean Machine Œ . • Arcimoto plans to grow production and sales of the TRiO kit to drive additional revenue growth and the market for Arcimoto’s products. • Learn more about TMW Arcimoto acquires Tilting Motor Works to use its patented tilting technology on Platform II 23

Commercialization & Strategic Partnerships • Arcimoto is actively focused on building strategic commercial partnerships using the FUV, Deliverator, and Rapid Responder and has organized several pilot programs in various locations - Current pilot programs include GoCars, Wahlburgers, JOCO, Directed Technologies (AU), and various fire stations and other first - responder organizations - In October 2021, Arcimoto and GoCar Tours launched a partnership to outfit 40 FUVs with the patented GoCar Network technology in San Francisco, allowing users to explore the city on a GPS - guided tour • Given the potential for high - volume orders and multi - year contracts, Arcimoto management is optimistic that commercial partnerships will be a large source of overall revenue and long - term growth • Arcimoto is currently in late - stage contract discussions with leading fleet management companies to order a significant number of Arcimoto vehicles for leasing, which would substantially increase revenue and profitability in the next few years Arcimoto has initiated several strategic pilot programs across multiple Platform I verticals and aims to secure long - term commercial partnerships in the near - term 24

Direct - to - Consumer Business • Arcimoto’s primary sales and distribution model for its consumer segment is similar to that of Tesla Motors, targeting direct - to - consumer purchases from its website or via Arcimoto - owned retail stores, rather than through traditional dealer franchises - Arcimoto aims to counteract consumer unease about web - based purchases by offering customer experience and rental locations in major markets - Management believes that once consumers comfortably understand the product, the direct - to - consumer distribution model will present little to no issue to potential buyers • On October 26, 2020, management announced a partnership with DHL to provide nationwide home delivery of the FUV, and DHL is currently handling the bulk of customer deliveries • Through the DHL partnership, Arcimoto vehicles are sufficiently small to be purchased in Oregon and shipped via common carrier to customers in all states regardless of whether the Company has a dealer license in that jurisdiction Arcimoto intends to scale its e - commerce platform primarily through its direct - to - consumer business 25

Rental & Vehicle - Sharing Operations • In efforts to expand its direct - to - consumer purchasing process, Arcimoto has opened its first Company - owned rental operations in San Diego and Eugene, as well as partner rental locations in Key West and San Francisco; the Company has 75 total FUVs available for re nt across all locations - Arcimoto has entered partnership agreements to open additional locations in Scottsdale, Friday Harbor (WA), and several major ci ties in Florida and Hawaii - While retail showroom operations are traditionally a cost - sink for manufacturers, Arcimoto is offsetting these costs with rental revenue and believes many first - time renters will eventually convert to DTC customers • Arcimoto is currently developing a mobile application to enable a vehicle - sharing platform • In 2Q21, Arcimoto entered into a vehicle - sharing test agreement to rent FUVs in the high - volume markets of Miami and Los Angeles Arcimoto seeks to build out its rental operations to spread consumer awareness, fuel DTC growth, and support a future vehicle - sharing platform 26 Arcimoto Rental Footprint San Diego, CA Friday Harbor, WA Eugene, OR San Francisco, CA Scottsdale, AZ Waikiki, HI Maui, HI Sarasota, FL Marco Island, FL Orlando, FL St. Petersberg, FL Ft. Lauderdale, FL Key West, FL

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